Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Fourth Quarter and Full Year 2020 Results

Chicago – February 10, 2021 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter and year ended December 31, 2020.

We continue to monitor the impact of COVID-19 on our business. Our priority remains the health and safety of our tenants, employees and building staff. The vast majority of our tenants continue to work remotely. Our buildings remain open, and we are working with our tenants to enhance their safety when they are in the office. In our same property portfolio, for the fourth quarter 2020, we collected 97% of contractual rents, including 1% from the application of security deposits and letters of credit.

Financial results for the quarter ended December 31, 2020
Net loss attributable to common shareholders was $3.7 million, or $0.03 per diluted share, for the quarter ended December 31, 2020. This compares to net income attributable to common shareholders of $14.0 million, or $0.11 per diluted share, for the quarter ended December 31, 2019. The decline in net income was primarily a result of a decrease in interest earned on cash balances and property dispositions.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended December 31, 2020, were $0.6 million, or $0.00 per diluted share. This compares to FFO for the quarter ended December 30, 2019 of $19.8 million, or $0.16 per diluted share. The following items impacted FFO for the quarter ended December 31, 2020, compared to the corresponding 2019 period:

•($0.10) per diluted share decrease in interest income and other, net;
•($0.06) per diluted share decrease in NOI from properties sold;
•($0.01) per diluted share decrease in same property NOI; and
•$0.01 per diluted share decrease in general and administrative expense.

Normalized FFO was $0.6 million, or $0.00 per diluted share, for the quarter ended December 31, 2020. This compares to Normalized FFO for the quarter ended December 31, 2019 of $19.7 million, or $0.16 per diluted share. The following items impacted Normalized FFO for the quarter ended December 31, 2020, compared to the corresponding 2019 period:

•($0.10) per diluted share decrease in interest income and other, net;
•($0.06) per diluted share decrease in cash NOI from properties sold;
•($0.01) per diluted share decrease in same property Cash NOI; and
•$0.01 per diluted share decrease in general and administrative expense.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Same property results for the quarter ended December 31, 2020
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:

•The same property portfolio was 85.7% leased as of December 31, 2020, compared to 87.7% as of September 30, 2020, and 91.5% as of December 31, 2019.
•The same property portfolio commenced occupancy was 81.7% as of December 31, 2020, compared to 85.1% as of September 30, 2020, and 87.2% as of December 31, 2019.
•Same property NOI decreased 16.9% when compared to the same period in 2019. The decrease was largely due to lower parking revenue and a decrease in occupancy.
•Same property cash NOI decreased 18.2% when compared to the same period in 2019. The decrease was largely due to lower parking revenue and a decrease in occupancy.
•The company entered into leases for approximately 39,000 square feet, including renewal leases for approximately 29,000 square feet and new leases for approximately 10,000 square feet.
•The GAAP rental rate on new and renewal leases was 12.4% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 0.4% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from October 1, 2019 through December 31, 2020.

Financial results for the year ended December 31, 2020
Net income attributable to common shareholders was $443 million, or $3.56 per diluted share, for the year ended December 31, 2020. This compares to net income attributable to common shareholders of $485 million, or $3.90 per diluted share, for the year ended December 31, 2019. The decline in net income was primarily a result of a decrease in interest earned on cash balances and property dispositions.

FFO for the year ended December 31, 2020, was $15.8 million, or $0.13 per diluted share. This compares to FFO for the year ended December 30, 2019 of $89.7 million, or $0.73 per diluted share. The following items impacted FFO for the year ended December 31, 2020, compared to the corresponding 2019 period:

•($0.41) per diluted share decrease in interest income and other, net;
•($0.33) per diluted share decrease in NOI from properties sold;
•($0.03) per diluted share decrease in same property NOI;
•$0.07 per diluted share decrease in interest expense;
•$0.05 per diluted share decrease in loss on debt extinguishment;
•$0.04 per diluted share decrease in general and administrative expense; and
•$0.01 per diluted share of income tax savings.

Normalized FFO was $18.1 million, or $0.15 per diluted share, for the year ended December 31, 2020. This compares to Normalized FFO for the year ended December 31, 2019 of $95.7 million, or $0.78 per diluted share. The following items impacted Normalized FFO for the year ended December 31, 2020, compared to the corresponding 2019 period:

•($0.41) per diluted share decrease in interest income and other, net;
•($0.33) per diluted share decrease in NOI from properties sold;
•($0.02) per diluted share decrease in same property cash NOI and lease termination fees;
•$0.07 per diluted share decrease in interest expense;
•$0.05 per diluted share decrease in general and administrative expense; and
•$0.01 per diluted share of income tax savings.

As of December 31, 2020, the company’s cash and cash equivalents balance was $3.0 billion.

Same property results for the year ended December 31, 2020
The company’s same property portfolio at the end of the year consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•Same property NOI decreased 9.1% when compared to the same period in 2019. The decrease was largely due to lower parking revenue and a decrease in lease termination fees.

•Same property cash NOI decreased 5.8% when compared to the same period in 2019. The decrease was largely due to lower parking revenue.
•The company entered into leases for approximately 142,000 square feet, including renewal leases for approximately 76,000 square feet and new leases for approximately 66,000 square feet.
•The GAAP rental rate on the new and renewal leases was 11.9% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on the new and renewal leases was 1.4% lower compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the year included properties continuously owned from January 1, 2019 through December 31, 2020.

Significant events during the year ended December 31, 2020
•The company sold three properties totaling 961,000 square feet for a gross sales price of $756.5 million.
•The company paid a special, one-time cash dividend of $3.50 per common share, on October 20, 2020 to shareholders of record on October 1, 2020.
•In March 2020, prior to the payment of the special dividend, the company repurchased approximately 711,000 of its common shares at a weighted average price of $29.31 per share for a total investment of $20.8 million. The company has $150 million authorized for future share repurchases under its current authorization.
•The company repaid at par the outstanding $25.1 million, 5.7% mortgage loan on 206 East 9th Street in Austin, Texas, as of July 5, 2020. Following this repayment, the company has no debt outstanding.

Earnings Conference Call & Supplemental Operating and Financial Information
Equity Commonwealth will host a conference call to discuss fourth quarter and full year results on Thursday, February 11, 2021, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Full Year 2020 Supplemental Operating and Financial Information is available in the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of 4 properties and 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	December 31,
ASSETS	2020	2019
Real estate properties:
Land	$44,060	$85,627
Buildings and improvements	357,650	576,494
	401,710	662,121
Accumulated depreciation	(143,319)	(202,700)
	258,391	459,421
Cash and cash equivalents	2,987,225	2,795,642
Restricted cash	—	5,003
Rents receivable	14,702	19,554
Other assets, net	17,353	39,757
Total assets	$3,277,671	$3,319,377

LIABILITIES AND EQUITY
Mortgage note payable, net	$—	$25,691
Accounts payable, accrued expenses and other	20,588	37,153
Rent collected in advance	2,928	3,127
Distributions payable	10,991	7,534
Total liabilities	$34,507	$73,505

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,522,555 and 121,924,199 shares issued and outstanding, respectively	1,215	1,219
Additional paid in capital	4,294,632	4,313,831
Cumulative net income	3,814,948	3,363,654
Cumulative common distributions	(4,283,668)	(3,851,666)
Cumulative preferred distributions	(709,712)	(701,724)
Total shareholders' equity	3,236,678	3,244,577
Noncontrolling interest	6,486	1,295
Total equity	$3,243,164	$3,245,872
Total liabilities and equity	$3,277,671	$3,319,377

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Rental revenue	$14,001	$23,410	$62,134	$116,869
Other revenue (1)	707	2,585	4,144	10,981
Total revenues	$14,708	$25,995	$66,278	$127,850

Expenses:
Operating expenses	$6,976	$9,741	$28,858	$46,418
Depreciation and amortization	4,680	6,037	19,329	28,122
General and administrative	7,136	8,290	33,233	38,442
Total expenses	$18,792	$24,068	$81,420	$112,982

Interest and other income, net	2,284	14,521	21,228	72,392
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $0, $(60), $(119), and $204, respectively)	—	(311)	(620)	(8,908)
Gain (loss) on early extinguishment of debt	—	—	131	(6,374)
Gain on sale of properties, net	208	24	446,744	422,172
(Loss) income before income taxes	(1,592)	16,161	452,341	494,150
Income tax expense	(78)	(165)	(248)	(1,284)
Net (loss) income	$(1,670)	$15,996	$452,093	$492,866
Net loss (income) attributable to noncontrolling interest	4	(6)	(799)	(186)
Net (loss) income attributable to Equity Commonwealth	$(1,666)	$15,990	$451,294	$492,680
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
Net (loss) income attributable to Equity Commonwealth common shareholders	$(3,663)	$13,993	$443,306	$484,692

Weighted average common shares outstanding — basic (2)	121,673	122,140	121,786	122,091
Weighted average common shares outstanding — diluted (2)(3)	121,673	123,490	126,606	126,260

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$(0.03)	$0.11	$3.64	$3.97
Diluted	$(0.03)	$0.11	$3.56	$3.90

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended December 31, 2020 and 2019 includes 150 and 216 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the year ended December 31, 2020 and 2019 includes 157 and 210 unvested, earned RSUs, respectively.
(3)	As of December 31, 2020, we had 4,915 series D preferred shares that were convertible into 3,237 common shares. As of December 31, 2019, the 4,915 series D preferred shares were convertible into 2,857 common shares. The series D preferred shares are dilutive for GAAP EPS for the years ended December 31, 2020 and 2019 and are antidilutive for GAAP EPS for all other periods presented.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Calculation of FFO
Net (loss) income	$(1,670)	$15,996	$452,093	$492,866
Real estate depreciation and amortization	4,470	5,794	18,442	27,037
Gain on sale of properties, net	(208)	(24)	(446,744)	(422,172)
FFO attributable to Equity Commonwealth	2,592	21,766	23,791	97,731
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
FFO attributable to EQC common shareholders and unitholders	$595	$19,769	$15,803	$89,743

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$595	$19,769	$15,803	$89,743
Lease value amortization	—	—	—	(117)
Straight-line rent adjustments	(6)	(69)	340	(418)
Sold property expense included in interest and other income, net	—	—	515	—
(Gain) loss on early extinguishment of debt	—	—	(131)	6,374
Taxes related to property sales included in general and administrative	14	—	1,472	—
Taxes related to property sales, net included in income tax expense	(48)	—	130	142
Normalized FFO attributable to EQC common shareholders and unitholders	$555	$19,700	$18,129	$95,724

Weighted average common shares and units outstanding -- basic (1)	121,916	122,189	122,007	122,138
Weighted average common shares and units outstanding -- diluted (1)	123,445	123,539	123,590	123,450
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic and diluted	$0.00	$0.16	$0.13	$0.73
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic and diluted	$0.00	$0.16	$0.15	$0.78

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended December 31, 2020 and 2019 include 243 and 49 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the year ended December 31, 2020 and 2019 include 221 and 47 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$14,001	$15,742	$15,248	$17,143	$23,410
Other revenue (1)	707	743	1,017	1,677	2,585
Operating expenses	(6,976)	(6,444)	(6,677)	(8,761)	(9,741)
NOI	$7,732	$10,041	$9,588	$10,059	$16,254
Straight-line rent adjustments	(6)	(367)	515	198	(69)
Lease termination fees	(10)	(1,300)	—	—	(16)
Cash Basis NOI	$7,716	$8,374	$10,103	$10,257	$16,169
Cash Basis NOI from non-same properties (2)	(415)	(218)	(1,221)	(1,399)	(7,244)
Same Property Cash Basis NOI	$7,301	$8,156	$8,882	$8,858	$8,925
Non-cash rental income and lease termination fees from same properties	16	1,668	(408)	(107)	(124)
Same Property NOI	$7,317	$9,824	$8,474	$8,751	$8,801

Reconciliation of Same Property NOI to GAAP Net (Loss) Income:
Same Property NOI	$7,317	$9,824	$8,474	$8,751	$8,801
Non-cash rental income and termination fees from same properties	(16)	(1,668)	408	107	124
Same Property Cash Basis NOI	$7,301	$8,156	$8,882	$8,858	$8,925
Cash Basis NOI from non-same properties (2)	415	218	1,221	1,399	7,244
Cash Basis NOI	$7,716	$8,374	$10,103	$10,257	$16,169
Straight-line rent adjustments	6	367	(515)	(198)	69
Lease termination fees	10	1,300	—	—	16
NOI	$7,732	$10,041	$9,588	$10,059	$16,254
Depreciation and amortization	(4,680)	(5,137)	(4,398)	(5,114)	(6,037)
General and administrative	(7,136)	(7,191)	(8,302)	(10,604)	(8,290)
Interest and other income, net	2,284	2,606	4,443	11,895	14,521
Interest expense	—	(9)	(302)	(309)	(311)
Gain on early extinguishment of debt	—	131	—	—	—
Gain on sale of properties, net	208	—	26,916	419,620	24
(Loss) income before income taxes	$(1,592)	$441	$27,945	$425,547	$16,161
Income tax expense	(78)	(71)	(59)	(40)	(165)
Net (loss) income	$(1,670)	$370	$27,886	$425,507	$15,996

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Year Ended December 31,
	2020	2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$62,134	$116,869
Other revenue (1)	4,144	10,981
Operating expenses	(28,858)	(46,418)
NOI	$37,420	$81,432
Straight-line rent adjustments	340	(418)
Lease value amortization	—	(117)
Lease termination fees	(1,310)	(2,215)
Cash Basis NOI	$36,450	$78,682
Cash Basis NOI from non-same properties (2)	(3,253)	(43,455)
Same Property Cash Basis NOI	$33,197	$35,227
Non-cash rental income and lease termination fees from same properties	1,169	2,565
Same Property NOI	$34,366	$37,792

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$34,366	$37,792
Non-cash rental income and termination fees from same properties	(1,169)	(2,565)
Same Property Cash Basis NOI	$33,197	$35,227
Cash Basis NOI from non-same properties (2)	3,253	43,455
Cash Basis NOI	$36,450	$78,682
Straight-line rent adjustments	(340)	418
Lease value amortization	—	117
Lease termination fees	1,310	2,215
NOI	$37,420	$81,432
Depreciation and amortization	(19,329)	(28,122)
General and administrative	(33,233)	(38,442)
Interest and other income, net	21,228	72,392
Interest expense	(620)	(8,908)
Gain (loss) on early extinguishment of debt	131	(6,374)
Gain on sale of properties, net	446,744	422,172
Income before income taxes	$452,341	$494,150
Income tax expense	(248)	(1,284)
Net income	$452,093	$492,866

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from October 1, 2019 through December 31, 2020. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2019 through December 31, 2020. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.